UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 523-9897
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 17, 2011, TeamStaff, Inc. (the “Company”) announced by press release its financial results for its second fiscal quarter ended March 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1.
The information in Item 2.02 of this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events
On May 17, 2011, the Company announced by press release that its primary operating subsidiary, TeamStaff Government Solutions, Inc., has been awarded a single source blanket purchase agreement to provide services for the Department of Veterans Affairs’ Consolidated Mail Outpatient Pharmacy (CMOP) program. The full text of the press release issued by the Company in connection with this announcement is set forth as Exhibit 99.2 attached hereto.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Exhibit Title or Description
99.1	Press Release dated May 17, 2011 announcing financial results.
99.2	Press Release dated May 17, 2011 announcing Department of Veterans Affairs award.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Zachary C. Parker
	Name:	Zachary C. Parker
	Title:	Chief Executive Officer

Date: May 17, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated May 17, 2011 announcing financial results.
99.2	Press Release dated May 17, 2011 announcing Department of Veterans Affairs award.

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